As filed with the Securities and Exchange Commission on April 25, 2005
Registration No. 2-92331

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 5
TO
FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HEWLETT-PACKARD COMPANY
(Exact name of issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1081436 (I.R.S. Employer Identification No.)

3000 Hanover Street, Palo Alto, California 94304
(Address of Principal Executive Offices)(Zip Code)

HEWLETT-PACKARD COMPANY 401(k) PLAN
(formerly known as the Hewlett-Packard Company Tax Saving Capital Accumulation Plan)
(Full Title of the Plan)

ANN O. BASKINS
Senior Vice President, General Counsel and Secretary
3000 Hanover Street, Palo Alto, California 94304
(Name and address of agent for service)

(650) 857-1501
(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Offering Price per Share	Offering Price	Amount of Registration Fee (1)
Common Stock, $.01 par value per share	N/A	N/A	N/A	N/A

(1)       The registration fee is transferred from the registration fee paid in connection with the Form S-8 (Registration No. 333-87742), filed on May 7, 2002, for shares registered for the Compaq Computer Corporation 401(k) Investment Plan.

EXPLANATORY STATEMENT

        The purpose of this Post-Effective Amendment No. 5 (the “Amendment”) to the Registration Statement on Form S-8 filed by Hewlett-Packard Company, a Delaware corporation (the “Registrant”), and the Hewlett-Packard Company Tax Saving Capital Accumulation Plan (“TAXCAP”), is to reflect a name change from TAXCAP to the Hewlett-Packard Company 401(k) Plan (the “Plan”), effective January 1, 2004, and to reflect an increase of 9,500,000 shares under this Amendment as such shares are being transferred from Registration Statement on Form S-8 (Registration No. 333-87742), filed on May 7, 2002, pursuant to the merger of the Compaq Computer Corporation 401(k) Investment Plan into the Plan. Hewlett-Packard Company is the “named fiduciary,” the “administrator” and the “plan sponsor” of the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.       Incorporation of Documents by Reference.

        The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

    (a)          The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004 filed with the Commission on January 14, 2005 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

    (c)          The description of the Registrant’s common stock contained in our Registration Statement on Form 8-A, and any amendment or report filed with the Commission for the purposes of updating such description.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item  4.       Description of Securities.

        Not applicable.

Item  5.       Interests of Named Experts and Counsel.

        Not applicable.

Item     6.      Indemnifications of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation contains a provision eliminating the personal liability of our directors to HP or its shareowners for breach of fiduciary duty as a director to the fullest extent permitted by applicable law. Our bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also provide:

(i)	that we may expand the scope of the indemnification by individual contracts with our directors and officers, and

(ii)

that we shall not be required to indemnify any director or officer unless the indemnification is required by law, if the proceeding in which indemnification is sought was brought by a director or officer, it was authorized in advance by our board of directors, the indemnification is provided by us, in our sole discretion pursuant to powers vested in us under the Delaware law, or the indemnification is required by individual contract.

        In addition, our bylaws give us the power to indemnify our employees and agents to the fullest extent permitted by Delaware law.

Item  7.       Exemption from Registration Claimed.

        Not applicable.

Item 8.      Exhibits.

Exhibit Number	Description

4.1	Hewlett-Packard Company 401(k) Plan, as amended and restated effective June 2, 2000.*
4.2	Amendment One to the Hewlett-Packard Company 401(k) Plan, dated August 28, 2001.*
4.3	Amendment Two to the Hewlett-Packard Company 401(k) Plan, dated December 7, 2001.*
4.4	Amendment Three to the Hewlett-Packard Company 401(k) Plan, dated December 19, 2001.*
4.5	Amendment Four to the Hewlett-Packard Company 401(k) Plan, dated February 4, 2002.*
4.6	Amendment Five to the Hewlett-Packard Company 401(k) Plan, dated December 20, 2002.*
4.7	Amendment Six to the Hewlett-Packard Company 401(k) Plan, dated October 29, 2003.*
4.8	Amendment Seven to the Hewlett-Packard Company 401(k) Plan, dated January 30, 2004.*
4.9	Amendment Eight to the Hewlett-Packard Company 401(k) Plan, dated December 19, 2003.*
4.10	Amendment Nine to the Hewlett-Packard Company 401(k) Plan, dated March 19, 2004.*
4.11	Amendment Ten to the Hewlett-Packard Company 401(k) Plan, dated July 17, 2004.*
4.12	Amendment Eleven to the Hewlett-Packard Company 401(k) Plan, dated April 21, 2004.*
4.13	Amendment Twelve to the Hewlett-Packard Company 401(k) Plan, dated August 23, 2004.*
4.14	Amendment Thirteen to the Hewlett-Packard Company 401(k) Plan, dated December 17, 2004.*
4.15	Amendment Fourteen to the Hewlett-Packard Company 401(k) Plan, dated February 17, 2005.*
5.1	Opinion re legality.*
5.2	Undertaking Re: Status of Favorable Determination Letter Covering the Hewlett-Packard Company 401(k) Plan.*
23.1	Consent of Counsel. Contained with the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference.
23.2	Consent of Independent Registered Public Accounting Firm. *
24.1	Power of Attorney. (See signature page of this Registration Statement incorporated herein by reference.)

* Filed herewith.

Item  9.      Undertakings.

A.	The undersigned hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement—notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 5 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, state of California, on this 25th day of April, 2005.

HEWLETT-PACKARD COMPANY
By: /s/ Charles N. Charnas
Charles N. Charnas Vice President, Deputy General Counsel and Assistant Secretary

        Pursuant to the requirements of the Securities Act, the Hewlett-Packard Company 401(k) Plan has duly caused this Post-Effective Amendment No. 5 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, state of California on this 25th day of April, 2005.

HEWLETT-PACKARD COMPANY 401(k) PLAN
By: /s/ Catherine A. Lesjak
Catherine A. Lesjak
Senior Vice President and Treasurer

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of HP, do hereby constitute and appoint Ann O. Baskins and Charles N. Charnas, and each of them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which such attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable such corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all such attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

           IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act, this amendment to this Registration Statement has been signed below by the following persons on behalf of HP in the capacities and on the dates indicated.

Signature	Title	Date

 /s/ Mark V. Hurd
Mark V. Hurd

 /s/ Robert P. Wayman
Robert P. Wayman

 /s/ Jon E. Flaxman
Jon E. Flaxman

 /s/ Lawrence T. Babbio, Jr.
Lawrence T. Babbio, Jr.

 /s/ Patricia C. Dunn
Patricia C. Dunn

 /s/ Richard A. Hackborn
Richard A. Hackborn

 /s/ George A. Keyworth II
Dr. George A. Keyworth II

 /s/ Robert E. Knowling, Jr.
Robert E. Knowling, Jr.

Thomas J. Perkins

 /s/ Robert L. Ryan
Robert L. Ryan

 /s/ Lucille S. Salhany
Lucille S. Salhany
President, Chief Executive Officer
and Director
(Principal Executive Officer )

Executive Vice President
Finance and Administration
Chief Financial Officer  and Director
(Principal Financial Officer)

Senior Vice President and Controller
(Principal Accounting Officer)

Director

Chairperson

Director

Director

Director

Director

Director

	Director	April 25, 2005 April 25, 2005 April 25, 2005 April 25, 2005 April 25, 2005 April 25, 2005 April 25, 2005 April 25, 2005 April 25, 2005 April 25, 2005

EXHIBIT INDEX

Exhibit Number	Description

4.1	Hewlett-Packard Company 401(k) Plan, as amended and restated effective June 2, 2000.*
4.2	Amendment One to the Hewlett-Packard Company 401(k) Plan, dated August 28, 2001.*
4.3	Amendment Two to the Hewlett-Packard Company 401(k) Plan, dated December 7, 2001.*
4.4	Amendment Three to the Hewlett-Packard Company 401(k) Plan, dated December 19, 2001.*
4.5	Amendment Four to the Hewlett-Packard Company 401(k) Plan, dated February 4, 2002.*
4.6	Amendment Five to the Hewlett-Packard Company 401(k) Plan, dated December 20, 2002.*
4.7	Amendment Six to the Hewlett-Packard Company 401(k) Plan, dated October 29, 2003.*
4.8	Amendment Seven to the Hewlett-Packard Company 401(k) Plan, dated January 30, 2004.*
4.9	Amendment Eight to the Hewlett-Packard Company 401(k) Plan, dated December 19, 2003.*
4.10	Amendment Nine to the Hewlett-Packard Company 401(k) Plan, dated March 19, 2004.*
4.11	Amendment Ten to the Hewlett-Packard Company 401(k) Plan, dated July 17, 2004.*
4.12	Amendment Eleven to the Hewlett-Packard Company 401(k) Plan, dated April 21, 2004.*
4.13	Amendment Twelve to the Hewlett-Packard Company 401(k) Plan, dated August 23, 2004.*
4.14	Amendment Thirteen to the Hewlett-Packard Company 401(k) Plan, dated December 17, 2004.*
4.15	Amendment Fourteen to the Hewlett-Packard Company 401(k) Plan, dated February 17, 2005.*
5.1	Opinion re legality.*
5.2	Undertaking Re: Status of Favorable Determination Letter Covering the Hewlett-Packard Company 401(k) Plan.*
23.1	Consent of Counsel. Contained with the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference.
23.2	Consent of Independent Registered Public Accounting Firm. *
24.1	Power of Attorney. (See signature page of this Registration Statement incorporated herein by reference.)

* Filed herewith.